[MIDWAY AIRLINES LOGO]
FOR IMMEDIATE RELEASE                                             Media Contact:
                                                          Robert R. Ferguson III
                                                              President & C.E.O.
                                                                  (919) 595-6003

                       Midway Airlines to Acquire Two More
             Boeing 737 Aircraft; Releases Options on Regional Jets


         RALEIGH-DURHAM, N.C. - October 10, 2000 - Midway Airlines Corporation

(the "Company") (NASDAQ: MDWY) announced today that it has entered into term sheets to lease two (2) additional newly manufactured Boeing 737-700 aircraft.

The aircraft are scheduled for delivery in January 2001 and July 2001 and will be equipped with CFM56-7B22 engines. The lease of these two aircraft will increase the number of aircraft in the Company's planned 737 fleet to 22, three of which have been delivered and are now being operated by the Company.

         The Company also announced that it has released the options it had to purchase fourteen additional Canadair Regional Jets. The Company is currently operating a fleet of 23 Canadair Regional Jets and has three more of these aircraft on firm order for delivery in 2001.


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         As a full-service carrier, Midway Airlines and its commuter partner operate 244 daily non-stop flights between their hub at Raleigh-Durham

International Airport and 26 destinations in 15 states.

         The comments made in this release regarding future events are

"forward-looking statements." Such statements involve risks and uncertainties that could cause actual events or results to differ from those contained in the forward-looking statements. A discussion of such risks and uncertainties is provided in the Company's 1999 report on form 10K.





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